PREMIER GNMA FUND
 Amended and Restated Agreement and Declaration of Trust


          THIS AMENDED AND RESTATED AGREEMENT AND
DECLARATION OF TRUST, made this 24th day of July, 1992, hereby amends and restates in its entirety the Agreement and Declaration of Trust made at Boston, Massachusetts, dated September 19, 1986, by the Trustees hereunder
(hereinafter with any additional and successor trustees referred to as the "Trustees") and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

                  W I T N E S S E T H :

          WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

          NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares, whether or not certificated, in this Trust as hereinafter set forth.


                        ARTICLE I

                  Name and Definitions

          Section 1.  Name.  This Trust shall be known as
"Premier GNMA Fund."

          Section 2.  Definitions.  Whenever used herein,
unless otherwise required by the context or specifically provided:

          (a)  The term "Commission" shall have the
meaning provided in the 1940 Act;

          (b)  The "Trust" refers to the Massachusetts
business trust established by this Agreement and Declaration of Trust, as amended from time to time;

          (c)  "Shareholder" means a record owner of
Shares of the Trust;

          (d)  "Shares" means the equal proportionate
transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time, and includes a fraction of a Share as well as a whole Share;

          (e)  The "1940 Act" refers to the Investment
Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time;

          (f)  The term "Manager" is defined in
Article IV, Section 5;

          (g) The term "Person" shall mean an individual or any corporation, partnership, joint venture, trust or other enterprise;

          (h)  "Declaration of Trust" shall mean this
Agreement and Declaration of Trust as amended or restated from time to time;

          (i)  "Bylaws" shall mean the Bylaws of the
Trust as amended from time to time;

          (j)  The term "series" or "series of Shares"
refers to the one or more separate investment portfolios of the Trust into which the assets and liabilities of the Trust may be divided and the Shares of the Trust representing the beneficial interest of Shareholders in such respective portfolios; and

          (k)  The term "class" or "class of Shares"
refers to the division of Shares representing any series into two or more classes as provided in Article III,
Section 1 hereof.

                       ARTICLE II

                    Purposes of Trust

          This Trust is formed for the following purpose or purposes:

          (a)  to conduct, operate and carry on the
business of an investment company;

          (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences of interest, certificates of interest, certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state or local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

          (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;


          (d)  to issue, sell, repurchase, redeem,
retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares including
Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the appropriate series or class of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachu-setts;

          (e)  to conduct its business, promote its
purposes, and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

          (f)  to do all and everything necessary,
suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Massachusetts
General Laws, and to have and exercise all of the powers conferred by the laws of The Commonwealth of Massachu-setts upon a Massachusetts business trust.

          The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.



                       ARTICLE III

                   Beneficial Interest

          Section 1.  Shares of Beneficial Interest.  The
Shares of the Trust shall be issued in one or more series as the Trustees may, without Shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series at all times shall be divided into Shares, with or without par value as the Trustees may from time to time determine, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. From time to time, the Trustees may divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the series or class.

          Section 2.  Ownership of Shares.  The ownership
of Shares will be recorded in the books of the Trust or a transfer agent. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares of each series and class and as to the number of Shares of each series and class held from time to time by each. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time.

          Section 3.  Issuance of Shares.  The Trustees
are authorized, from time to time, to issue or authorize the issuance of Shares at not less than the par value thereof, if any, and to fix the price or the minimum price or the consideration (in cash and/or such other property, real or personal, tangible or intangible, as from time to time they may determine) or minimum consideration for such Shares. Anything herein to the contrary notwithstanding, the Trustees may issue Shares pro rata to the Shareholders of a series at any time as a stock dividend, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any stock dividend to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

          All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong irrevocably to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such series.

          Shares may be issued in fractional
denominations to the same extent as whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Trust or of a particular series of Shares.

          Section 4.  No Preemptive Rights.  Shareholders
shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Trust.

          Section 5.  Status of Shares and Limitation of
Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased
Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.
Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder or Trustee personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder at any time personally may agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets or the assets of a particular series (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee personally).


                       ARTICLE IV

                        Trustees

          Section 1.  Election.  A Trustee may be elected
either by the Trustees or the Shareholders. The Trustees named herein shall serve until the first meeting of the Shareholders or until the election and qualification of their successors. Prior to the first meeting of Share-holders the initial Trustees hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his successor. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint
Trustees to fill vacancies.

          Section 2.  Powers.  The Trustees shall have
all powers necessary or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof. Without limiting the generality of the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate; they may appoint from their own number and terminate any one or more committees; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent and a Shareholder servicing agent, or both, provide for the distribution of Shares through a principal underwriter or otherwise, set record dates, and in general delegate such authority as they consider desirable (including, without limitation, the authority to purchase and sell securities and to invest funds, to determine the net income of the Trust for any period, the value of the total assets of the Trust and the net asset value of each Share, and to execute such deeds, agreements or other instruments either in the name of the Trust or the names of the Trustees or as their attorney or attorneys or otherwise as the Trustees from time to time may deem expedient) to any officer of the Trust, committee of the Trustees, any such employee, agent, custodian or underwriter or to any Manager.

          Without limiting the generality of the
foregoing, the Trustees shall have full power and authority:

          (a)  To invest and reinvest cash and to hold
cash uninvested;

          (b)  To vote or give assent, or exercise any
rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (c) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (d) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (e)  To join with other security holders in
acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (f)  To compromise, arbitrate, or otherwise
adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (g)  Subject to the provisions of Article III,
Section 3, to allocate assets, liabilities, income and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liabilities or expenses incurred by a particular series of Shares shall be payable solely out of the assets of that series; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a series to a particular class of Shares of that series or to apportion the same among two or more classes of Shares of that series;

          (h) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (i)  To purchase and pay for entirely out of
Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or Managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or Manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability; and

          (j) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

          Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust; provided, however, that all expenses and liabilities incurred by or arising in connection with a particular series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that series.

          Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust or a particular series or class of Shares; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust or a particular series; the market value of any investment or fair value of any other asset of the Trust or a particular series; the number of Shares outstanding; the estimated expense to the Trust or a particular series in connection with purchases of its Shares; the ability to liquidate investments in an orderly fashion; and the extent to which it is practicable to deliver a cross-section of the portfolio of the Trust or a particular series in payment for any such Shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Shares of the Trust or a particular series, shall be final and conclusive, and shall be binding upon the Trust or such series and its Shareholders, past, present and future, and Shares are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          Section 3.  Meetings.  At any meeting of the
Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.


          When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-Laws or the 1940 Act.

          Any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by a majority of the Trustees or members of any such committee then in office, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

          The Trustees or any committee designated by the Trustees may participate in a meeting of the Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 4.  Ownership of Assets of the Trust.
Title to all of the assets of each series of Shares of the Trust at all times shall be considered as vested in the Trustees.

          Section 5.  Investment Advice and Management
Services. The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees from time to time may enter into a written contract or contracts with any person or persons (herein called the "Manager"), including any firm, corporation, trust or association in which any Trustee or Shareholder may be interested, to act as investment advisers and/or managers of the Trust and to provide such investment advice and/or management as the Trustees from time to time may consider necessary for the proper management of the assets of the Trust, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any such contract shall be subject to the requirements of the 1940 Act with respect to its continuance in effect, its termination and the method of authorization and approval of such contract, or any amendment thereto or renewal thereof.

          Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

          The Manager, or any affiliate thereof, also may be a distributor for the sale of Shares by separate contract or may be a person controlled by or affiliated with any Trustee or any distributor or a person in which any Trustee or any distributor is interested financially, subject only to applicable provisions of law. Nothing herein contained shall operate to prevent any Manager, who also acts as such a distributor, from also receiving compensation for services rendered as such distributor.

          Section 6.  Removal and Resignation of
Trustees.  The Trustees or the Shareholders (by vote of
66-2/3% of the outstanding Shares entitled to vote thereon) may remove at any time any Trustee with or without cause, and any Trustee may resign at any time as Trustee, without penalty by written notice to the Trust;
provided that sixty days' advance written notice shall be given in the event that there are only three or fewer
Trustees at the time a notice of resignation is submitted.


                        ARTICLE V

        Shareholders' Voting Powers and Meetings

          Section 1.  Voting Powers.  The Shareholders
shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, of this Declaration of Trust; provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) for the removal of Trustees as provided in Article IV, Section 6, (iii) with respect to any Manager as provided in Article IV, Section 5,
(iv) with respect to any amendment of this Declaration of Trust as provided in Article IX, Section 9, (v) with respect to a consolidation, merger or certain sales of assets as provided in Article IX, Section 5, (vi) with respect to the termination of the Trust or a series of Shares as provided in Article IX, Section 6, and (vii) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Share shall be entitled to a proportionate fractional vote.
Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series and (ii) when the Trustees have determined that the matter affects only the interests of one or more series or class, or as otherwise required by applicable law, then only Shareholders of such series or class shall be entitled to vote thereon.
There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

          Section 2.  Meetings.  Meetings of the Share-
holders may be called by the Trustees or such other person or persons as may be specified in the By-Laws and shall be called by the Trustees upon the written request of Shareholders owning at least 30% of the outstanding
Shares entitled to vote. Shareholders shall be entitled to at least ten days' prior notice of any meeting.

          Section 3.  Quorum and Required Vote.  Thirty
percent (30%) of the outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then thirty percent (30%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

          Section 4.  Action by Written Consent.  Any
action required or permitted to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the Share-holders entitled to vote on the subject matter thereof and such consent is filed with the records of the Trust.


          Section 5.  Additional Provisions.  The By-Laws
may include further provisions for Shareholders' votes and meetings and related matters.

                       ARTICLE VI

              Distributions and Redemptions

          Section 1.  Distributions.  The Trustees shall
distribute periodically to the Shareholders of each series of Shares an amount approximately equal to the net income of that series, determined by the Trustees or as they may authorize and as herein provided. Distributions of income may be made in one or more payments, which shall be in Shares, cash or otherwise, and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees also may cause to be distributed to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in Shares, cash or otherwise, all or part of any gains realized on the sale or disposition of the assets of the series or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series held by the several Share-holders on the record date for such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. No distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine.

          Section 2.  Determination of Net Income.  In
determining the net income of each series or class of Shares for any period, there shall be deducted from income for that period (a) such portion of all charges, taxes, expenses and liabilities due or accrued as the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period and (b) whatever reasonable reserves the Trustees shall consider advisable for possible future charges, taxes, expenses and liabilities which the Trustees shall consider properly chargeable and fairly applicable to income for that period or any earlier period. The net income of each series or class for any period may be adjusted for amounts included on account of net income in the net asset value of Shares issued or redeemed or repurchased during that period. In determining the net income of a series or class for a period ending on a date other than the end of its fiscal year, income may be estimated as the Trustees shall deem fair. Gains on the sale or disposition of assets shall not be treated as income, and losses shall not be charged against income unless appropriate under applicable accounting principles, except in the exercise of the discretionary powers of the Trustees. Any amount contributed to the Trust which is received as income pursuant to a decree of any court of competent jurisdiction shall be applied as required by the said decree.

          Section 3.  Redemptions.  Any Shareholder shall
be entitled to require the Trust to redeem and the Trust shall be obligated to redeem at the option of such Share-holder all or any part of the Shares owned by said Share-holder, at the redemption price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

          (a) Certificates for Shares, if issued, shall be presented for redemption in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose, and these shall be presented with a written request that the Trust redeem all or any part of the Shares represented thereby.

          (b)  The redemption price per Share shall be
the net asset value per Share when next determined by the Trust at such time or times as the Trustees shall designate, following the time of presentation of certificates for Shares, if issued, and an appropriate request for redemption, or such other time as the Trustees may designate in accordance with any provision of the 1940 Act, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Trustees, less any applicable charge or fee imposed from time to time as determined by the Trustees.

          (c) Net asset value of each series or class of Shares (for the purpose of issuance of Shares as well as redemptions thereof) shall be determined by dividing:

               (i)  the total value of the assets of such
          series or class determined as provided in paragraph (d) below less, to the extent determined by or pursuant to the direction of the Trustees in accordance with generally accepted accounting principles, all debts, obligations and liabilities of such series or class (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities, or claims, of any and every kind and nature, fixed, accrued and otherwise, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, or otherwise, and the price of Shares redeemed but not paid for) but excluding the Trust's liability upon its Shares and its surplus, by

              (ii)  the total number of Shares of such
          series or class outstanding.

          The Trustees are empowered, in their absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by them to be necessary to enable the Trust to comply with applicable law, or are deemed by them to be desirable, provided they are not inconsistent with any provision of the 1940 Act.

          (d)  In determining for the purposes of this
Declaration of Trust the total value of the assets of each series or class of Shares at any time, investments and any other assets of such series or class shall be valued in such manner as may be determined from time to time by or pursuant to the order of the Trustees.

          (e)  Payment of the redemption price by the
Trust may be made either in cash or in securities or other assets at the time owned by the Trust or partly in cash and partly in securities or other assets at the time owned by the Trust. The value of any part of such payment to be made in securities or other assets of the Trust shall be the value employed in determining the redemption price. Payment of the redemption price shall be made on or before the seventh day following the day on which the Shares are properly presented for redemption hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made and, except as postponement of the date of payment may be permissible under the 1940 Act.

          Pursuant to resolution of the Trustees, the Trust may deduct from the payment made for any Shares redeemed a liquidating charge not in excess of one percent (1%) of the redemption price of the Shares so redeemed, and the Trustees may alter or suspend any such liquidating charge from time to time.

          (f) The right of any holder of Shares redeemed by the Trust as provided in this Article VI to receive dividends or distributions thereon and all other rights of such Shareholder with respect to such Shares shall terminate at the time as of which the redemption price of such Shares is determined, except the right of such Shareholder to receive (i) the redemption price of such Shares from the Trust in accordance with the provisions hereof, and (ii) any dividend or distribution to which such Shareholder previously had become entitled as the record holder of such Shares on the record date for such dividend or distribution.

          (g)  Redemption of Shares by the Trust is
conditional upon the Trust having funds or other assets legally available therefor.

          (h) The Trust, either directly or through an agent, may repurchase its Shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Trustees shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per Share as determined by or pursuant to the order of the Trustees at such time or times as the Trustees shall designate, less a charge not to exceed one percent (1%) of such net asset value, if and as fixed by resolution of the Trustees from time to time, and to take all other steps deemed necessary or advisable in connection therewith.
          (i) Shares purchased or redeemed by the Trust shall be cancelled or held by the Trust for reissue, as the Trustees from time to time may determine.

          (j)  The obligations set forth in this
Article VI may be suspended or postponed, (1) for any period (i) during which the New York Stock Exchange is closed other than for customary weekend and holiday closings, or (ii) during which trading on the New York
Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (i) the disposal by the Trust of investments owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (3) for such other periods as the Commission or any successor governmental authority by order may permit.

          Notwithstanding any other provision of this
Section 3 of Article VI, if certificates representing such Shares have been issued, the redemption or repurchase price need not be paid by the Trust until such certificates are presented in proper form for transfer to the Trust or the agent of the Trust appointed for such purpose; however, the redemption or repurchase shall be effective, in accordance with the resolution of the Trustees, regardless of whether or not such presentation has been made.

          Section 4.  Redemptions at the Option of the
Trust. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with
Section 3 of Article VI of this Declaration of Trust:
(i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular series or class of Shares equal to or in excess of a percentage of the outstanding
Shares of that series or class determined from time to time by the Trustees; or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

          Section 5.  Dividends, Distributions,
Redemptions and Repurchases.  No dividend or distribution
(including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.


                       ARTICLE VII

             Compensation and Limitation of
                  Liability of Trustees

          Section 1.  Compensation.  The Trustees shall
be entitled to reasonable compensation from the Trust and may fix the amount of their compensation.

          Section 2.  Limitation of Liability.  The
Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee or Manager of the Trust, nor shall any Trustee be responsible for the act or omission of any other
Trustee, but nothing herein contained shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          Every note, bond, contract, instrument,
certificate, share, or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust, shall be deemed conclusively to have been executed or done only in their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.


                      ARTICLE VIII

                     Indemnification

          Section 1.  Indemnification of Trustees,
Officers, Employees and Agents. Each person who is or was a Trustee, officer, employee or agent of the Trust shall be entitled to indemnification out of the assets of the Trust to the extent provided in, and subject to the provisions of, the By-Laws, provided that no indemnification shall be granted by the Trust in contravention of the 1940 Act.

          Section 2.  Merged Corporations.  For the
purposes of this Article VIII references to "the Trust" include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents as well as the resulting or surviving entity; so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such a constituent corporation as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as he would have with respect to such a constituent corporation if its separate existence had continued.

          Section 3.  Shareholders.  In case any Share-
holder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the particular series of Shares of which he is or was a Shareholder to be held harmless from and indemnified against all losses and expenses arising from such liability. Upon request, the Trust shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Trust to indemnify the Shareholder as aforesaid.


                       ARTICLE IX

    Status of the Trust and Other General Provisions

          Section 1.  Trust Not a Partnership.  It is
hereby expressly declared that a trust and not a partnership is created hereby. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally either the Trust's Trustees or officers or any Share- holders. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

          Section 2.  Trustee's Good Faith Action, Expert
Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder under the circumstances then prevailing, shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this Article IX shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice.
The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          Section 3.  Liability of Third Persons Dealing
with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees pursuant hereto or to see to the application of any payments made or property transferred to the Trust or upon its order.

          Section 4.  Trustees, Shareholders, etc. Not
Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

          Section 5.  Consolidation, Merger, Sale of
Assets. The Trust may, in accordance with the provisions of this Section:

          (1) Consolidate with one or more corporations or trusts to form a new consolidated corporation or trust; or

          (2) Merge into a corporation or trust, or have merged into it one or more corporations or trusts; or

          (3) Sell, lease, exchange or transfer all, or substantially all, its property and assets, including its good will and franchises.

          Any such consolidation, merger, sale, lease, exchange or other transfer of all or substantially all of the property and assets of the Trust may be made only upon substantially the terms and conditions set forth in a proposed form of articles of consolidation, articles of merger or articles of sale, lease, exchange or transfer, as the case may be, which are approved by votes of the Trustees and Shareholders holding a majority of the Shares entitled to vote thereon, provided that in the case of a merger in which the Trust is the surviving entity which effects no reclassification or change of any outstanding shares of the Trust or other amendment of this Declaration of Trust, no vote of the Shareholders shall be necessary (and in lieu thereof, the proposed articles of merger shall be approved by a majority of the Trustees) if the number of Shares, if any, of the Trust to be issued or delivered in the merger does not exceed fifteen percent of the number of Shares outstanding
(before giving effect to the merger) on the effective date of the merger. Any articles of consolidation, merger, sale, lease, exchange or transfer shall constitute a supplemental Declaration of Trust, copies of which shall be filed as specified in Section 7 of this
Article IX.

          Section 6.  Termination of Trust.  Unless
terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders.
Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

          Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that series, provided that any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them.

          Section 7.  Filing of Copies, References,
Headings. The original or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each such amendment and supplemental Declaration of Trust shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental Decla-rations of Trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental De-claration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like
"herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust.
Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control.
This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          Section 8.  Applicable Law.  The Trust set
forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

          Section 9.  Amendments.  This Declaration of
Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by a vote of Shareholders holding a majority of the Shares of each series or class entitled to vote, except that an amendment which shall affect the holders of one or more series or class of Shares but not the holders of all outstanding series or class shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series or class affected and no vote of Shareholders of a series or class not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

          IN WITNESS WHEREOF, the undersigned Trustees have hereunto set their hand and seal for themselves and their assigns as of the day and year first above written.




                              /s/Clifford L. Alexander, Jr.

                              Clifford L. Alexander, Jr.



                              /s/Peggy C. Davis

                              Peggy C. Davis



                              /s/Joseph S. DiMartino

                              Joseph S. DiMartino






                              /s/Ernest Kafka

                              Ernest Kafka



                              /s/Saul B. Klaman

                              Saul B. Klaman



                              /s/Nathan Leventhal

                              Nathan Leventhal STATE OF NEW YORK   )
                    :  ss.:
COUNTY OF NEW YORK  )


          On this 24th day of July, 1992, before me personally came the above-named Trustees of the Fund, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and each duly acknowledged to me that he or she had executed the same.



                              /s/Paraskevou Charalambous

                                    Notary Public